SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 12, 2002

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:	651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 9.  Regulation FD Disclosure.

On August 12, 2002, the Company’s principal executive officer, Allan L. Schuman, and principal financial officer, Steven L. Fritze, executed and submitted their statements under oath in response to Order No. 4-460 of the Securities and Exchange Commission pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934.

Copies of the respective sworn statements submitted to the Securities and Exchange Commission in connection with this Item 9 are attached hereto as Exhibit (99), and posted to the Company’s website at www.ecolab.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Dated: August 12, 2002	By:	/s/Lawrence T. Bell
Lawrence T. Bell
Senior Vice President — Law,
General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

(99)

Statements Under Oath of Principal Executive Officer and Principal Financial Officer in response to the Securities and Exchange Commission’s Order No. 4-460 Requiring the Filing of Sworn Statements Pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934.